UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2014 (October 29, 2014)

BALTIC TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34648	98-0637837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 12th Floor (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code: (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On October 29, 2014, Baltic Trading Limited (the “Company”) completed the acquisition of the Baltic Hornet, a 64,000 dwt Ultramax newbuilding vessel. The Baltic Hornet is the first vessel delivered under the terms of agreements that the Company entered into with Yangfan Group Co., Ltd. to acquire four Ultramax drybulk carriers. The Company paid a total purchase price of approximately $28 million for the vessel, which the Company financed with available cash and borrowings under the $16.8 million credit facility entered into on October 8, 2014 by the Company, the Company’s wholly-owned subsidiary, Baltic Hornet Limited, and ABN AMRO Capital USA LLC and certain of its affiliates.

Attached as Exhibit 99.1 is a copy of a press release of the Company pertaining to the Baltic Hornet, which is incorporated into this Item 2.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release dated October 29, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Baltic Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALTIC TRADING LIMITED

DATE: October 29, 2014

/s/ John C. Wobensmith
John C. Wobensmith
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 29, 2014.